Exhibit 99.1

Immunome Reports Full Year 2024 Financial Results and Provides Business Update

3/19/2025

•	Topline data for Phase 3 RINGSIDE study of varegacestat in progressing desmoid tumors expected in second half of 2025.

•	First patient dosed in Phase 1 clinical trial evaluating IM-1021, a ROR1-targeted ADC.

•	IND submitted in March 2025 for IM-3050, a FAP-targeted radioligand therapy.

•	Projected cash runway extends into 2027

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the full year ended December 31, 2024 and provided a business update.

“Immunome’s efficient execution in 2024 laid the foundation for a productive 2025,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer. “We are pleased with the progress of our pipeline and, with multiple programs now in clinical development, we expect that our recent financing will support multiple clinical milestones. We particularly look forward to topline data in the second half of 2025 for the RINGSIDE trial of varegacestat, which we believe will demonstrate significant benefits for patients with desmoid tumors.”

“Our highly capable team is achieving our vision of a broad, differentiated portfolio of ADCs. We recently dosed the first patient in the Phase 1 clinical trial of IM-1021, our ROR1-targeted ADC. Three additional novel ADCs, IM-1617, IM-1335 and IM-1340, are in IND-enabling manufacturing, with additional discovery-stage programs under evaluation. We recently submitted the IND for IM-3050, our FAP radiotherapy, and anticipate initiating a Phase 1 clinical trial for that program later this year.”

Pipeline Highlights

Varegacestat: Full enrollment for the Phase 3 RINGSIDE Part B study of varegacestat for the treatment of desmoid tumors was completed in February 2024, and Immunome expects to report topline data for RINGSIDE Part B in the second half of 2025. In parallel, Immunome is performing the manufacturing and pharmacology work required to support a new drug application filing for varegacestat.

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, with the first patient dosed in February 2025. The Phase 1 trial is an open-label, multicenter dose-escalation and expansion study that is expected to include participants with advanced B-cell lymphomas and advanced solid tumors.

IM-3050: Immunome recently submitted an IND for IM-3050 and expects to initiate a clinical trial for the program in the second half of 2025.

Preclinical Pipeline - Immunome’s preclinical pipeline also includes three novel ADCs against solid tumor targets, IM-1617, IM-1340 and IM-1335, which are currently undergoing IND-enabling work, and additional, undisclosed ADCs in discovery and lead optimization.

Fourth Quarter and Recent Corporate Highlights

•	Successfully completed an upsized underwritten public offering for gross proceeds of $172.5 million in January 2025, providing capital that is expected to support achievement of clinical milestones for varegacestat, IM-1021 and IM-3050 and the advancement Immunome’s preclinical pipeline.

•	Nominated IM-1617, IM-1340 and IM-1335 as novel ADC candidates, with IND-enabling work initiated in late 2024.

•	Presented data highlighting preclinical efficacy for IM-1021 and a differentiated profile for HC74, Immunome’s proprietary TOP1 ADC payload, at the 36th ORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in October 2024.

Full-year 2024 Financial Results

•	As of December 31, 2024, cash, cash equivalents and marketable securities totaled $217.3 million, which does not include gross proceeds of $172.5 million from the January 2025 financing. Immunome’s current cash runway is expected to extend into 2027.

•	Research and development expenses for the year ended December 31, 2024 were $129.5 million, including stock-based compensation costs of $5.1 million.

•	In-process research and development expenses for the year ended December 31, 2024 were $152.3 million. These expenses were related to Immunome’s business development activity.

•	General and administrative expenses for the year ended December 31, 2024 were $33.0 million, including stock-based compensation expense of $10.6 million.

•	Immunome reported a net loss of $293.0 million for the year ended December 31, 2024.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted therapies designed to improve outcomes for cancer patients. We are advancing an innovative portfolio of therapeutics, drawing on leadership that previously played key roles in the design, development, and commercialization of cutting-edge targeted cancer therapies, including antibody-drug conjugate therapies (ADCs). Our most advanced pipeline programs are varegacestat (formerly AL102), a gamma secretase inhibitor which is currently in a Phase 3 trial for treatment of desmoid tumors; IM-1021, a ROR1-targeted ADC which is currently in a Phase 1 trial; and IM-3050, a FAP-targeted radioligand, which is the subject of a recently submitted IND. Our pipeline also includes IM-1617, IM-1335, and IM-1340, all of which are preclinical ADCs pursuing undisclosed targets with expression in multiple solid tumors. For more information, visit www.immunome.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “expect,” “foundation,” “look forward,” “believe,” “vision,” “anticipates” and similar expressions to identify these forward-looking statements. These forward-looking statements include Immunome’s expected timing for providing topline data for the Phase 3 RINGSIDE Part B trial; Immunome’s expected cash runway and ability to achieve clinical milestones; Immunome’s expectation that it will enroll patients in its Phase 1 clinical trial for IM-1021 and will report resulting clinical trial data, and that it will initiate a Phase 1 clinical trial for IM-3050; Immunome’s expectations regarding regulatory filings; the ability of Immunome to advance its pipeline; the potential of Immunome’s ADC programs to provide first-in-class or best-in-class status; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that Immunome will not be able to realize the benefits of its strategic transactions; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties indicated from time to time described in Immunome’s Annual Report on Form 10-K for the year ended December 30, 2024 being filed with the SEC today, and in Immunome’s other filings with the SEC. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Consolidated Balance Sheets

(In thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$143,351	$98,679
Marketable securities	73,952	39,463
Prepaid expenses and other current assets	4,036	6,561
Total current assets	221,339	144,703
Property and equipment, net	10,113	2,073
Operating right-of-use assets	4,278	1,564
Restricted cash	100	100
Other long-term assets	4,411	100
Total assets	$240,241	$148,540
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,189	$3,311
Accrued expenses and other current liabilities	33,177	8,025
Deferred revenue, current	6,941	10,493
Total current liabilities	54,307	21,829
Deferred revenue, non-current	—	5,489
Operating lease liabilities, net of current portion	4,769	1,340
Total liabilities	59,076	28,658
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	4
Additional paid-in capital	696,872	342,663
Accumulated other comprehensive income	57	22
Accumulated deficit	(515,770)	(222,807)
Total stockholders’ equity	181,165	119,882
Total liabilities and stockholders’ equity	$240,241	$148,540

IMMUNOME, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2024	2023
Collaboration revenue	$9,041	$14,018
Operating expenses:
In-process research and development	152,344	80,802
Research and development(1)	129,542	23,089
General and administrative(1)	32,955	19,657
Total operating expenses	314,841	123,548
Loss from operations	(305,800)	(109,530)
Interest income	12,837	2,724
Net loss	$(292,963)	$(106,806)
Net loss per share, basic and diluted	$(5.00)	$(5.38)
Weighted-average shares outstanding, basic and diluted	58,639,441	19,843,651
Comprehensive loss
Net loss	$(292,963)	$(106,806)
Unrealized gain on marketable securities	35	22
Comprehensive loss	$(292,928)	$(106,784)

(1) Amounts include non-cash stock based compensation as follows (in thousands):

	Year Ended December 31,
	2024	2023
Research and development	$5,146	$1,981
General and administrative	10,602	4,242
Total share-based compensation expense	$15,748	$6,223